FORM 8-K
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549




             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                     Date of  Report:   March 11, 1997


                       SCOTIA PACIFIC HOLDING COMPANY
           (Exact name of Registrant as Specified in its Charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)



                                  33-55538
                          (Commission File Number)



                                 74-2652575
                  (I.R.S. Employer Identification Number)




         P.O. BOX 712                           95565
  125 MAIN STREET, 2ND FLOOR                 (Zip Code)
      SCOTIA, CALIFORNIA
     (Address of Principal
      Executive Offices)



     Registrant's telephone number, including area code: (707) 764-2330


ITEM 5.   OTHER EVENTS

          On September 28, 1996, MAXXAM Inc. ("MAXXAM") and its principal forest products subsidiary, The Pacific Lumber Company (the Registrant's parent), on behalf of itself, its subsidiaries and its affiliates ("Pacific Lumber," and together with MAXXAM, the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") providing the framework for acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands. As part of the Headwaters Agreement, the Pacific Lumber Parties agreed to a moratorium on certain logging operations, including salvage logging (the "Moratorium"). The Moratorium was to terminate if by July 28, 1997 various closing conditions had not been met.

          On March 11, 1997, the Pacific Lumber Parties agreed to amend the
Headwaters Agreement to extend   the period of time during which these
closing conditions must be met to February 17, 1998. The extension is, however, subject to the achievement of certain milestones toward completion of the Headwaters Agreement. The parties have agreed to execute an amendment to the Headwaters Agreement evidencing these modifications.




                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SCOTIA PACIFIC HOLDING COMPANY
                                                    (Registrant)



Date:  March 12, 1997                   By:   /s/ PAUL N. SCHWARTZ
                                           --------------------------------
                                                  Paul N. Schwartz
                                                   Vice President